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                                  EXHIBIT 99.1

                                         MPW INDUSTRIAL SERVICES GROUP, INC.
                                                    9711 LANCASTER ROAD S.E.
                                                          HEBRON, OHIO 43025
                                                         www.mpwservices.com

AT THE COMPANY:
Richard R. Kahle
Vice President and Chief Financial Officer
(740) 927-8790


FOR IMMEDIATE RELEASE
FRIDAY, JUNE 20, 2003


       MPW ANNOUNCES RESIGNATION OF VICE-PRESIDENT/CHIEF FINANCIAL OFFICER
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         HEBRON, OHIO, JUNE 20, 2003 - MPW INDUSTRIAL SERVICES GROUP, INC.
(NASDAQ:MPWG) today announced that Richard R. Kahle, Vice President - Chief Financial Officer, Secretary and Treasurer, has resigned to pursue new opportunities. Rick will stay on through the end of the fiscal year for a transitional period. The Company expects to name a replacement in the next couple weeks.

Rick stated "I have sincerely enjoyed my tenure at MPW and the experiences I have gained. I will miss working with Monte and the rest of the people at MPW. I wish them all the best in the future."

Monte Black, Chairman and Chief Executive Officer, stated "Rick and I have worked well together and he has been instrumental in helping to achieve a number of key goals. I appreciate Rick's dedication to MPW and wish him and his family great success in the future."

MPW Industrial Services Group, Inc. is a leading provider of integrated, technically based industrial cleaning and related facilities support services in North America. MPW offers three principal service lines that are integral to a wide variety of manufacturing processes. These three service lines are industrial cleaning and facility maintenance, industrial container cleaning and industrial process water purification. Further information may also be obtained at the Company's Internet site: www.mpwservices.com.